EXHIBIT 10.40

                      SPECIAL BUSINESS OUTSOURCING CONTRACT
                      -------------------------------------

Translated From Japanese

KDDI contracts with Global Hotline in respect of a special business outsourcing contract, in the following provisions:

1.   Special Business Outsourcing Contract
     -------------------------------------

     Based on the basic outsourcing contract entered into by the parties on 6 October, 2004, KDDI outsources the work as detailed on the separate sheet to Global Hotline.

2.   Payment for outsourcing commission
     ----------------------------------

     KDDI agrees to pay Global Hotline the sum as detailed on the separate sheet as commission for outsourcing work.

3.   Claim for return of outsourcing commission
     ------------------------------------------

     KDDI may make a claim for damages against Global Hotline if the performance of Global Hotline does not meet certain target figures as detailed on the separate sheet.

4.   NDA
     ---

     Global Hotline agrees that they will not divulge information gained under this contract and outsourcing work to third parties.

     If Directors or managers of the company including those retired divulge such information to third parties, this shall be deemed to have broken the provisions of the NDA.

5.   Cancellation
     ------------

     If Global Hotline breaks any material provisions of this contract, or if a provision of the basic contract is broken, then KDDI may cancel this contract without further notice.

     If Global Hotline breaks any material provisions of this contract, then KDDI may cancel the basic contract without further notice.


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     If the basic contract comes to an end by cancellation, then this special business outsourcing contract naturally comes to an end.

     If under provision 3 of this contract, Global Hotline agrees to pay the sum of the outsourcing commission as damages to KDDI immediately, and KDDI has the right to claim all damages against Global Hotline.

6.   Duty to report
     --------------

     KDDI may ask Global Hotline to report on any aspect of the work being performed under this contract at any time as the need arises. Global Hotline has a duty to report the situation to KDDI in response to KDDI's request.

     Except with regards to KDDI Telephone Service contract, Global Hotline assumes responsibility for all the problems arising while performing the work under this contract and if third parties are damaged by Global Hotline or a dispute arises with these parties, or these things are likely to occur, Global Hotline has to inform KDDI of any such troubles immediately as well as settle all of them on their own responsibility and in their own expense burden after due consultation with KDDI.

     Global Hotline cannot transfer all or a part of the rights and duties under this contract to a third party, or use them as collateral to a third party.

7.   Contract period
     ---------------

     This contract is for the period of 2005/10/01 to 2006/03/31

8.   Jurisdiction
     ------------

     In the event of a dispute in respect of this contract, the jurisdiction for the first trial will be exclusively with the court in the area of KDDI's registered head office.

9.   Cooperation
     -----------

     If a difference arises in interpretations between KDDI and Global Hotline of the matters not prescribed in this contract and each provision of this contract, the parties will try and resolve it immediately with amicable deliberation.


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     In order to prove the conclusion of this contract, the contract has been made in two parts, both of which are signed by the parties, and each of which is held by each party.

Signed   2005/12/15

KDDI, Broadband Consumer Sales Admin Department
3-10-10 Iidabashi, Chiyoda-ku, Tokyo
Mr. Hiroshi Takezawa


Global Hotline
1-13-12 Nishi-Shinjuku, Shinkuku-ku, Tokyo
Mr. Hideki Anan


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      Separate Sheet (My Line, Metal Plus application outsourcing details)


(1)  Business Details (in respect of provision 1)
-------------------------------------------------

     1. Handling for business use of My Line application form designated by KDDI and of a new application form whose classification, prescribed in the provisions of KDDI's Metal Plus phone service, comes under "Metal Plus phone service, type 1(analog) or type 2(BRI)".

     o My Line means the phone line service provided by NTT for choosing or designating carriers.

     o For business use means that the application has been made with an application form designated by KDDI and the applicant is a corporation.


(2)  Way of Performing Business Details (in respect of provision 1)
-------------------------------------------------------------------

     In performing the business, following KDDI's instruction, Global Hotline has to explain to the customer the details of the service mentioned in the application form and confirm the following points;

          (a)  Application has been made from the customer's own intention

          (b) Application form has been signed by the customer. (However, this need not apply with special approval of Global Hotline.

          (c) Application form has been filled appropriately with details of the customer KDDI needs.

          (d) Fully explain the details of KDDI's service to the customer with documents.

(3)  Forbidden activities (in respect of provision 1)
-----------------------------------------------------

     In performing the business, Global Hotline may not accept and handle applications from competitors whose service is similar to My Line.

     2. In performing the business, Global Hotline may not accept and handle applications from competitors whose service is similar to Metal Plus.


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(4) Special Commission Basis ( in respect of provision 2)
---------------------------------------------------------

     TYPE;

     Development sales commission (for business use)


     PAYMENT TARGET;

     The lines, out of which are prescribed in the provisions of KDDI's phone service contract, newly registered as My Line into KDDI's computers for business use and included a call division for outside the prefecture out of My Line's call divisions.

     The valid lines for business use accepted and registered into KDDI's computer as "Metal Plus phone service, type 1(analog) or type 2(BRI)" according to the provisions of KDDI Metal Plus phone service contract.


     THE PAYMENT SHALL BE AS FOLLOWS;

     1st payment - 900,000,000 yen - to be paid on 31 October, 2005

     2nd payment - 306,000,000 yen - to be paid on 31 January, 2006

     Total payment under contract - 1,206,000,000 yen (not including taxes.)


     PAYMENT METHOD;

     The payments listed above shall be made by remitting to the designated bank account of Global Hotline by the due date. However, if the end of the month falls on a financial institution's holiday, the due date will be the next open date.


     NOTE FOR REFERENCE;

     1) If a valid line is a subscriber's line of the general digital communication service (which has multiple B channels in subscriber's line 1) provided by NTT, one subscriber's line shall be one valid line.

     2) My line call divisions consist of 4 divisions; local call, out-of-town call in the same prefecture, call outside the prefecture and international call.

     3) Metal Plus's valid line mentioned above will be effective if it is handled in the area designated by KDDI in agent's website "GeT's".

     4) Valid lines are limited to a line handled with KDDI reference cord 1SUB195000.

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2.   In handling application forms for Metal Plus, Global Hotline promotes handling of application forms for My Line at the same time.

3. Global Hotline sets a target figure of My Line and Metal Plus's valid line; __________ lines by 3/31/2006.

4. In accordance with the level of progress made against the above targets, with an advance notice to Global Hotline, KDDI may withhold payment for development sales commission or cancel this contract at any time under its own decision.

5. Notes regarding My Line applications that are not allowable under target figures;

     1) Erotic phones, communal phones, phones only for receiving calls, mobile phones and phones without phone numbers.

     2)   If canceled before My Line construction

     3)   If already registered into KDDI's computers

     4) If required information is not filled in the application form appropriately

     5) If My Line construction is not completed within a 3 month period from subscribing.

     6)   If not handled with KDDI cord reference 1SUB195000

6. Notes regarding Metal Plus applications (business use) that are not allowable under target figures;

     1) If KDDI cannot confirm the customer's will of applying for the service.

     2)   With additional applications or claims for optional functions.

     3)   With multiple applications for the same service.

     4) If charges for the service or line construction cost is overdue more than once within a 6 month period from the month of the start date of the service.

     5) With application made by the customer who has been stopped Metal Plus service.

     6)   If already registered as Metal Plus into KDDI's computers

     7) Required information is not filled in the application form appropriately

     8)   If not handled with KDDI reference cord 1SUB195000.


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7.   In applications made by handling for business use performed during the term of this contract, total number of the valid lines of My Line and Metal Plus service is under the target figure by the confirmation date for progress designated by KDDI, Global Hotline shall pay the calculated amount by the standard of return as below by the due date of return. Furthermore, if cancellation is made according to preceding provision 4, Global Hotline shall immediately return the amount separately calculated and claimed by KDDI , in respect of the commission already paid to Global Hotline.


STANDARD OF RETURN
------------------

CONFIRMATION DATE OF PROGRESS; 3/31/2006

TARGET FIGURE: ________ lines

AMOUNT OF RETURN; determined by deducting the number of valid lines from the target figure and multiple ___________ yen per one line.

DUE DATE OF RETURN; 7/31/2006

(5) troubleshooting
-------------------

     In respect of activities of the business, if any complaints are made by customers, Global Hotline immediately manages the problems and report the result to KDDI as soon as possible.

     2. If problems arising between a third party from performing the additional business by another method unmentioned in this document or making a false or inappropriate explanation, Global Hotline has to report this to KDDI as well as manage and resolve all problems on its responsibility and in its expense burden.


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